UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

ROSTOCK VENTURES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-144944	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 4000 Henderson, Nevada		89074-7722
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 866-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Exhibits of the Quarterly Report of March 31, 2012

On May 11, 2012, we filed our quarterly report on Form 10-Q for the quarterly period ending on March 31, 2012 (the “Report”).  In error, we filed the incorrect exhibits for Exhibit 10.5 and 10.6 of the Report (the “Exhibits”).  The Exhibits were two loan agreements that mis-identified the creditor as Pop Holdings Ltd.  The correct creditor of the Exhibits was HE Capital S.A. The loan agreements with HE Capital S.A. have been filed herewith as Exhibits 10.1 and 10.2. Other than the identity of HE Capital S.A., there are no other changes or differences between the Exhibits and Exhibits 10.1 and 10.2.

Re-execution of Promissory Notes

On June 10, 2015, we re-executed and issued the following notes:

1.	Promissory Note issued to Vlasta Heinzova effective October 29, 2008 in the aggregate amount of $20,000;
2.	Promissory Note issued to Collin Sinclair effective September 30, 2009 in the aggregate amount of $15,131.14;
3.	Promissory Note issued to Tucker Investment Corp. effective March 12, 2010 in the aggregate amount of $14,928.25; and
4.	Promissory Note issued to Tucker Investment Corp. effective May 4, 2010 in the aggregate amount of $29,918.

(collectively, the “Notes”)

Although the Notes had been previously disclosed in our periodic reports, the Notes were never filed as exhibits to such reports and had subsequently been mis-placed or lost.  We are filing the re-executed Notes herewith to this Current Report.

Item 9.01 Financial Statements and Exhibits

10.1	Promissory Note with HE Capital S.A. executed on April 25, 2012.
10.2	Promissory Note with HE Capital S.A. executed on April 25, 2012.
10.3	Promissory Note with Vlasta Heinzova effective October 29, 2008 and restated on June 10, 2015.
10.4	Promissory Note with Collin Sinclair effective September 30, 2009 and restated on June 10, 2015.
10.5	Promissory Note with Tucker Investment Corp. effective March 12, 2010 and restated on June 10, 2015.
10.6	Promissory Note with Tucker Investment Corp. effective May 4, 2010 and restated on June 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSTOCK VENTURES CORP.

/s/Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer
Date: March 17, 2016